Exhibit 99.1

ENERGY TRANSFER LP ANNOUNCES PUBLIC OFFERING OF SENIOR NOTES AND FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES AND REDEMPTION OF SELECT PREFERRED UNITS

DALLAS—January 10, 2024—Energy Transfer LP (NYSE: ET) today announced its intention, subject to market and other conditions, to concurrently offer senior notes due 2034 and senior notes due 2054 (together, the “senior notes”) and fixed-to-fixed reset rate junior subordinated notes due 2054 (the “junior subordinated notes”) in separate registered public offerings. Energy Transfer intends to use the net proceeds from the concurrent offerings to refinance existing indebtedness, including borrowings under its revolving credit facility, to redeem all of its outstanding Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series C preferred units”), Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series D preferred units”) and, when redeemable on May 15, 2024, Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series E preferred units” and, together with the Series C preferred units and the Series D preferred units, the “select preferred units”), and for general partnership purposes. This press release does not constitute a notice of redemption with respect to, or an offer to purchase, any indebtedness or the select preferred units.

Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., PNC Capital Markets LLC and RBC Capital Markets, LLC are acting as joint book-running managers for the senior notes offering and the junior subordinated notes offering.

The concurrent offerings of the senior notes and the junior subordinated notes are being made pursuant to an effective shelf registration statement and prospectus filed by Energy Transfer with the Securities and Exchange Commission (“SEC”). The concurrent offerings of the senior notes and the junior subordinated notes may each be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained for each of the senior notes and the junior subordinated notes, respectively, from the following addresses:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (800) 831-9146

Email: prospectus@citi.com

Deutsche Bank Securities Inc.

Attention: Prospectus Group

1 Columbus Circle

New York, NY 10019

Telephone: (800) 503-4611

Email: prospectus.CPDG@db.com

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

Telephone: (866) 375-6829

Email: TMGUS@rbccm.com

Attention: DCM Transaction Management

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, NY 10019

Attention: Debt Capital Markets

Telephone: (866) 807-6030

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, PA 15222

Attention: Debt Capital Markets, Securities Settlement

Telephone: (855) 881-0697

Email: pnccmprospectus@pnc.com

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Energy Transfer LP owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with more than 125,000 miles of pipeline and associated energy infrastructure. Energy Transfer’s strategic network spans 44 states with assets in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns Lake Charles LNG Company, as well as the general partner interests, the incentive distribution rights and approximately 34% of the outstanding common units of Sunoco LP (NYSE: SUN), and the general partner interests and approximately 47% of the outstanding common units of USA Compression Partners, LP (NYSE: USAC).

Forward-Looking Statements

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Energy Transfer, and a variety of risks that could cause results to differ materially from those expected by management of Energy Transfer. Important information about issues that could cause actual results to differ materially from those expected by management of Energy Transfer can be found in Energy Transfer’s public periodic filings with the SEC, including its Annual Report on Form 10-K. Energy Transfer undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Energy Transfer LP

Investor Relations:

Bill Baerg, Brent Ratliff, Lyndsay Hannah, 214-981-0795

Media Relations:

Media@energytransfer.com

214-840-5820